Execution Version

Exhibit 10.2

SECURITY AGREEMENT

Dated as of September 7, 2012

by and among

CIG COMP TOWER, LLC and CIG PROPERTIES, LLC

as Grantors

and

MACQUARIE BANK LIMITED

as Collateral Agent

TABLE OF CONTENTS

Section                                                                                                                                        Page

i

Schedules

Schedule I          –       Pledged Accounts

Schedule II        –       Intellectual Property

Schedule III       –       Commercial Tort Claims

Schedule IV       –       Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number

Schedule V        –       Changes in Name, Location, Etc.

Schedule VI       –       Locations of Equipment and Inventory

Schedule VII     –       Letters of Credit

Exhibits

Exhibit A           –       Form of Intellectual Property Security Agreement

ii

SECURITY AGREEMENT

This Security Agreement, dated as of September 7, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), is made by and among CIG COMP TOWER, LLC, a Delaware limited liability company (the “Borrower” and a “Grantor”), CIG PROPERTIES, LLC, a Delaware limited liability company (“Intermediate Holdings” and a “Grantor” and, together with the Borrower, the “Grantors”), and Macquarie Bank Limited, as collateral agent under the Credit Agreement described herein (together with any successor collateral agent appointed pursuant to the Credit Agreement, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS

(1)        The Borrower has entered into a Credit Agreement, dated as of August 17, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Macquarie Bank Limited, as administrative agent for the Lenders and as Collateral Agent.  Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

(2)        The Borrower is a direct wholly-owned subsidiary of Intermediate Holdings.

(3)        It is a condition precedent to the making of any Advance under the Credit Agreement that the Grantors shall have granted the security interests contemplated by this Security Agreement, and each Grantor has determined that it will derive substantial direct and indirect benefit from the Secured Obligations (as defined below) and each of the transactions contemplated by the Loan Documents.

(4)        Unless otherwise defined in this Security Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Security Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority with respect to such Collateral.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances from time to time, each of the undersigned hereby agrees with the Collateral Agent, for the benefit of the Secured Parties:

Section 1.                Grant of Security.

  Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in all of the Grantor’s assets, including the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)                all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b)               all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c)                all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related  Contracts”);

(d)               the following (the “Security Collateral”):

(i)                 all securities accounts (the “Securities Accounts”) now or hereafter owned or maintained by such Grantor with any securities intermediary, and all funds and financial assets from time to time credited thereto (including, without limitation, all cash and Cash Equivalents), all security entitlements with respect to all financial assets from time to time credited to such Securities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(ii)               all other investment property (including, without limitation, all, (A) security entitlements, (B) securities accounts, (C) commodity contracts and (D) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e)                all contracts and agreements to which such Grantor is a party, in each case as such contracts or agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f)                the following (collectively, the “Account Collateral”):

(i)                 all deposit accounts, including without limitation, the Collections Account and the Reserve Account (the “Deposit Accounts”), now or hereafter owned or maintained by such Grantor, including without limitation those in existence on the date of this Security Agreement and set forth on Schedule I hereto,

(ii)               all cash, checks, or other instruments delivered from time to time to any Deposit Account;

(iii)             all certificates and instruments, if any, from time to time representing or evidencing Deposit Accounts;

(iv)             all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(v)               all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(g)               the following, if any, (collectively, the “Intellectual Property Collateral”):

(i)                 all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii)               all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii)             all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv)             all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v)               all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi)             all registrations and applications for registration for any of the foregoing, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii)           all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii)         all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

(ix)             any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h)               all commercial tort claims, including the commercial tort claims described in Schedule III hereto (if any);

(i)                 all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

(j)                 Impairment Proceeds; and

(k)               all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

Section 2.                Secured Obligations.

  This Security Agreement secures the payment of all Obligations now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations collectively herein called the “Secured Obligations”).  Without limiting the generality of the foregoing, this Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

Section 3.                Grantors Remains Liable.

  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any Assigned Agreements to which it is a party to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under any such Assigned Agreements and (c) no Secured Party shall have any obligation or liability under the Assigned Agreements by reason of this Security Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.                Delivery and Control of Security Collateral.

(a)                With respect to the Securities Accounts (if any) and any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will cause the securities intermediary with respect to such Securities Account or security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder thereof or (ii) to agree with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent (a “Securities  Account Control Agreement”).

(b)               The Collateral Agent shall have during the continuance of an Event of Default the right to convert Security Collateral consisting of financial assets credited to the Securities Accounts (if any), to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to the Securities Accounts (if any).

Section 5.                Maintaining the Account Collateral.

  So long as any Advance or any other Obligation of any Credit Party under any Loan Document shall remain unpaid or any Lenders shall have any Commitment:

(a)                Each Grantor will maintain Deposit Accounts only with the financial institution acting as Collateral Agent hereunder or with a financial institution reasonably acceptable to the Collateral Agent that has entered into an Account Control Agreement (it being understood that each of the Collections Account and Reserve Account on the Funding Date is acceptable to the Collateral Agent).

(b)               The Collateral Agent may, at any time and without notice to, or consent from, any Grantor, transfer, or direct the transfer of, funds from the Deposit Accounts (if any) to satisfy the Secured Obligations if an Event of Default shall have occurred and be continuing.

Section 6.                Representations and Warranties.

  Each Grantor represents and warrants as follows:

(a)                Such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule IV hereto.  Such Grantor has no trade names other than as listed on Schedule II hereto.  Within the five years preceding the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule IV hereto except as set forth in Schedule V hereto.

(b)               Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Security Agreement and, in the case of the Borrower, Permitted Liens under the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

(c)                All material Equipment and substantially all Inventory of such Grantor is located at a location as to which such Grantor has complied with the requirements of Section 8(a).  Such Grantor has exclusive possession and control of its Equipment and Inventory, other than Inventory stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance reasonably satisfactory to the Collateral Agent, is in effect.

(d)               None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been made available to the Collateral Agent.

(e)                Such Grantor has no investment property (other than, in the case of Intermediate Holdings, the Equity Interests of the Borrower).

(f)                The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been made available to the Collateral Agent, have been duly authorized, executed and delivered by all parties thereto, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms, in each case except as would not reasonably be expected to result in a Material Adverse Effect.  There exists no default by any Grantor under any Assigned Agreement to which such Grantor is a party, or, to the best knowledge of the Grantors with respect to the parties thereto (other than the Grantors), by any other party thereto, in each case except as would not reasonably be expected to result in a Material Adverse Effect.

(g)               Such Grantor has no securities accounts and no deposit accounts, other than those deposit accounts (collectively, the “Pledged  Accounts”) listed on Schedule I hereto and additional Pledged Accounts as to which such Grantor has complied with the applicable requirements of Sections 4 and 5.

(h)               Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule VII hereto and additional letters of credit as to which such Grantor has complied with the requirements of Section 13.

(i)                 This Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; all filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9‑104, 9‑106 and 9‑107 of the UCC and (B) actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of title) necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect; and, subject to Permitted Priority Liens, such security interest is first priority.

(j)                 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Security Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the execution and delivery of the Account Control Agreements, the filing of financing and continuation statements under the UCC, which financing statements have been (or will be promptly after the Funding Date) duly filed and are (or will be) in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its rights provided for in this Security Agreement or the remedies in respect of the

Collateral pursuant to this Security Agreement, except as may be required under this Security Agreement to the extent an Event of Default has occurred and is continuing.

(k)               As to itself and its Intellectual Property Collateral (if any):

(i)                 To the knowledge of such Grantor, the operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii)               Except as would not reasonably be expected to result in a Material Adverse Effect, such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Agreements.

(iii)             All material Intellectual Property Collateral used in the operation of its business is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor’s knowledge, is valid and enforceable.  Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(iv)             Except as would not reasonably be expected to result in a Material Adverse Effect, such Grantor has (i) made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect, and to protect and maintain its interest therein, including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office, and (ii) used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral.

(v)               No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or, to such Grantor’s knowledge, threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict such Grantor’s rights in or use of any of the Intellectual Property Collateral used in the operation of its business, (ii) alleging that such Grantor’s rights in or use of such Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement, that, in any such case, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  To such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates any material Intellectual Property Collateral used in the operation of its business or such Grantor’s rights in or use thereof.  Except as would not reasonably be expected to result in a Material Adverse Effect, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral.  The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the Intellectual Property Collateral used in the operation of its business.

(vi)             With respect to each IP Agreement, if any:  (A) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (F) no Grantor or, to the knowledge of such Grantor, any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(vii)           To the best of such Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor, if any, has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any material trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral.

(viii)         No Grantor or any Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

(l)                 Such Grantor has no commercial tort claims other than those listed in Schedule III hereto and additional commercial tort claims as to which such Grantor has complied with the requirements of Section 13.

Section 7.                Further Assurances.

(a)                Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will promptly, with respect to Collateral of such Grantor, at the Collateral Agent’s reasonable request:  (i) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) take all action to ensure that the Collateral Agent’s security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title; and (iv) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Security Agreement have been taken.

(b)               Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Security Agreement.  A photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.  The Collateral Agent shall notify the relevant Grantor of any such filings referred to in this clause (b) that are made after the Funding Date; provided  that the failure to give such notice shall not affect the validity of such filings or any other rights of the Collateral Agent under this Security Agreement.

(c)                Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 8.                As to Equipment and Inventory.

  To the extent any Grantor has Equipment or Inventory:

(a)                Such Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Schedule VI or, upon 30 days’ prior written notice to the Collateral Agent, at such other places designated by such Grantor in such notice.

(b)               Such Grantor will cause its Equipment to be maintained and preserved in accordance with Section 5.3 of the Credit Agreement.  Such Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage to any of its material Equipment or Inventory.

Section 9.                Insurance.

  Each Grantor will, at its own expense, maintain insurance with respect to its Collateral as required by Section 5.4 of the Credit Agreement.

Section 10.            Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts.

(a)                No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 6(a) of this Security Agreement without first giving at least thirty (30) days’ prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Security Agreement.  If such Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b)               Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, or cause the Servicer to collect, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts.  The Collateral Agent shall have the right at any time during the existence of an Event of Default, upon written notice to such Grantor of its intention to do so, to notify the obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9‑607 of the UCC.  After receipt by any Grantor of the notice from the Collateral Agent referred to in the immediately preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in a Pledged Account and if any Event of Default shall have occurred and be continuing, applied as provided in Section 18(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any obligor thereof or allow any credit or discount thereon.  No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the obligor thereof.

Section 11.            As to Intellectual Property Collateral.

(a)                With respect to each item of its Intellectual Property Collateral (if any) material to the operation of the business of each Grantor, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.  No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

(b)               Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any material item of the Intellectual Property Collateral has become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of the material Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any material adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any material item of the Intellectual Property Collateral.

(c)                In  the event that any Grantor becomes aware that any material item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d)               Except as would not reasonably be expected to result in a Material Adverse Effect, each Grantor shall make any required statutory notice in connection with its use of each material item of its Intellectual Property Collateral.  No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(e)                Each Grantor shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each material item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f)                Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”), then (i) the provisions of this Security Agreement shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Security Agreement with respect thereto and (iii) such Grantor shall give prompt written notice to the Collateral Agent identifying any material After-Acquired Intellectual Property, and, if requested by the Collateral Agent, such Grantor shall execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

Section 12.            As to Letter-of-Credit Rights.

(a)                Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee.  Each Grantor will promptly cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(b)               Upon the occurrence of and during the continuance of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit, if any, that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

Section 13.            Commercial Tort Claims.

  Each Grantor will promptly give notice to the Collateral Agent of any material commercial tort claim that may arise after the date hereof and will immediately execute or otherwise authenticate a supplement to this Security Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Security Agreement.

Section 14.            Transfers and Other Liens.

Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral, other than Asset Dispositions permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for, in the case of the Borrower, Permitted Liens.

Section 15.            Collateral Agent Appointed Attorney in Fact.

  Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact from time to time upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s reasonable discretion upon failure of such Grantor or the Servicer to do so in accordance with the Loan Documents and the Servicing Agreements respectively, to take any action and to execute any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(a)                to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 9,

(b)               to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c)                to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d)               to file any claims or take any action or institute any proceedings that the Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

The Collateral Agent shall notify the relevant Grantor of any such actions referred to in this Section 15 taken by the Collateral Agent as such Grantor’s attorney in fact; provided  that the failure to give such notice shall not affect the validity of such actions or any other rights of the Collateral Agent under this Security Agreement.

Section 16.            Collateral Agent May Perform.

  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 19.

Section 17.            The Collateral Agent’s Duties.

(a)                The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)               Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral.  In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 18.            Remedies.

  The Collateral Agent may:

If any Event of Default shall have occurred and be continuing:

(a)                The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of the Grantors to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the

Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9‑607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)               Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 19) in whole or in part by the Collateral Agent for the benefit of the Secured Parties against, all or any part of the Secured Obligations, in the manner set forth in Section 7.6 of the Credit Agreement.  Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be promptly paid over to such Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)                All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d)               The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e)                Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may send to each bank, securities intermediary or issuer party to any Account Control Agreement a “Notice of Exclusive Control” (or similar notice) as defined in and under such Agreement.

(f)                In the event of any sale or other disposition of any of the Intellectual Property Collateral (if any) of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

Section 19.            Indemnity and Expenses.

(a)                Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party (collectively, the “Indemnified Liabilities”), in each case arising out of or in connection with or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except to the extent that such indemnity shall not, as to any Indemnified Party, be available to the extent that such Indemnified Liabilities resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party or such Indemnified Party’s affiliates or their respective partners, directors, officers, employees or agents.

(b)               Each Grantor will within fifteen (15) days after demand therefor pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the material provisions hereof.

Section 20.            Amendments; Waivers; Etc.

  No amendment or waiver of any provision of this Security Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and each affected Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 21.            Notices, Etc.

  All notices and other communications provided for hereunder shall be given as provided for notices under the Credit Agreement and shall be addressed as set forth in Section 9.2 of the Credit Agreement.

Section 22.            Continuing Security Interest; Assignments under the Credit Agreement.

  This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations and the cancellation or termination of the Commitments, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors and assigns permitted by the Credit Agreement.

Section 23.            Release; Termination.

(a)                Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, the security interests in such Collateral shall terminate as set forth in Section 8.9 and 9.17 of the Credit Agreement.  To the extent any holder of the Secured Obligations is not a Lender that is a party to the Credit Agreement but is an Eligible Assignee of such a Lender, such Eligible Assignee (by accepting the benefits of this Security Agreement and the Collateral hereunder) agrees that the terms of release set forth in the Credit Agreement shall be binding upon such Eligible Assignee as if it was a party to the Credit Agreement.

(b)               Upon the payment in full in cash of the Secured Obligations (other than contingent and indemnification obligations not then due and payable) and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 24.            Security Interest Absolute.

  All rights of the Collateral Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a)                any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b)               any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c)                any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)               any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of any Credit Party;

(e)                any change, restructuring or termination of the corporate structure or existence of any Credit Party;

(f)                any failure of any Secured Party to disclose to any Credit Party any material information relating to the business, financial condition, operations, performance,

assets, nature of assets, liabilities or prospects of any other Credit Party now or hereafter known to such Secured Party (each Grantor waiving any duty on the part of the Secured Parties to disclose such information);

(g)               the failure of any other Person to execute this Security Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of any Grantor or any other grantor or surety with respect to the Secured Obligations; or

(h)               any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of such Grantor or a third party grantor of a security interest.

This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

Section 25.            Assignment of Rents.

  The Borrower hereby absolutely and unconditionally assigns all Tenant Leases and Rents (as hereinafter defined) to the Collateral Agent for the benefit of the Secured Parties.  This assignment is, and is intended to be, an unconditional, absolute and present assignment from the Borrower to the Collateral Agent of all of the Borrower’s right, title and interest in and to the Tenant Leases and the all of the Cash Collections and all other rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Borrower’s Wireless Assets, or arising from the use or enjoyment of the Wireless Assets, including all such amounts paid under or arising from any of the Tenant Leases and all fees, charges, accounts or other payments for the use or occupancy of Cell Towers or other facilities within the Wireless Assets (collectively, the “Rents”) and not an assignment in the nature of a pledge of the Rents or the mere grant of a security interest therein.  So long as no Event of Default shall exist, however, the Collateral Agent hereby grants to the Borrower, and the Borrower shall have a license (which license shall terminate automatically and without notice upon the occurrence and continuation of an Event of Default) to collect either directly or through the Servicer, all Rents in accordance with the Credit Agreement.  The Borrower agrees, and agrees to cause the Servicer, to collect and hold all Rents in trust for the Collateral Agent and to use the Rents in accordance with the terms of the Credit Agreement.

Section 26.            Execution in Counterparts.

  This Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Security Agreement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Security Agreement.

Section 27.            Governing Law.

  This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signatures on following page]

IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CIG COMP TOWER, LLC

 Specialty Towers Managment, LLC

 Its  Manager

By:  /s/ PAUL J. MCGINN

        Title:  Paul J. Mc Ginn

        Name:  Chief Executive Officer

CIG PROPERTIES, LLC

 a Delware limited liability company

 Manager

By:    /s/ PAUL J. MCGINN

        Title: Paul J. Mc Ginn

        Name: Chief Executive Officer

[Signature Page to Security Agreement]

MACQUARIE BANK LIMITED

By:  /s/ BENJAMIN WU

        Title:       Benjamin Wu

        Name:     Managing Director

By:  /s/ DAVID PRINCE

        Title:       David Prince

        Name:    Managing Director

[Signature Page to Security Agreement]

Schedule I to the
Security Agreement

PLEDGED ACCOUNTS

CREDIT PARTY	TYPE OF ACCOUNT	BANK	ACCOUNT NUMBER

Exhibit A to the
Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”), dated ________ is made by CIG COMP TOWER, LLC (the “Borrower”) and CIG PROPERTIES, LLC (collectively, the “Grantors”) in favor of Macquarie Bank Limited, as Collateral Agent (as defined in the Security Agreement referred to below) for the Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, the Borrower entered into a Credit Agreement, dated as of August 17, 2012 (as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with certain lenders (the “Lenders”) and the Administrative Agent (as defined therein).

WHEREAS, as a condition precedent to the making of Advances by the Lenders under the Credit Agreement, each Grantor has executed and delivered that certain Security Agreement, dated as of September 7, 2012, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).  Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed therein to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities following the acquisition of any After-Acquired Intellectual Property (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1.                Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)                 the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii)               the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or

Exhibit A-1

enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii)             all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv)             all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v)               any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)             any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

Section 2.                Security for Obligations.  The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Credit Party.
Section 3.                Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.
Section 4.                Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 5.                Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

Exhibit A-2

Section 6.                Governing Law.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signatures on following page]

Exhibit A-3

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CIG COMP TOWER, LLC

Specialty Towers Management, LLC

Its Manager

By:   /s/ PAUL J MCGINN

        Name: Paul J McGinn

        Title:   Chief Executive Officer

Address for Notices:

CIG PROPERTIES, LLC

a Delaware limited liability company

By: Specialty Towers Management, LLC

Its Manager

By:   /s/ PAUL J MCGINN

        Name: Paul J McGinn

        Title:   Chief Executive Officer

Address for Notices:

Exhibit A-4